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                                                                   EXHIBIT 10.48

                              CONSULTING AGREEMENT


                                           February __, 1999

DXP Enterprises, Inc.
7272 Pinemont
Houston, Texas  77040
Attention: David R. Little,
  Chairman of the Board, President
  and Chief Executive Officer

Gentlemen:

         This will confirm the arrangements, terms and conditions pursuant to which J.P. Turner & Company, L.L.C. (referred to hereafter as either "J.P. Turner" or as the "Consultant") has been retained to serve as a consultant and advisor to DXP Enterprises, Inc., a Texas corporation (the "Company"), on a non-exclusive basis for the term set forth in Section 2 below. The undersigned hereby agree to the following terms and conditions:

         1.       Duties of Consultant.

                  (a) CONSULTING SERVICES. Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

                  (b) FINANCING. Consultant will assist and represent the Company in obtaining both short and long-term financing, when so requested by the Company. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties.

                  (c) WALL STREET LIAISON. Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

         The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may reasonably determine.



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         2.       Term.

         The term (the "Term") of this Agreement shall commence on the date first written above and shall expire on March ___, 2000.

         3.       Compensation.

                  (a) As compensation for Consultant's services hereunder, the Company shall pay to Consultant the sum of $100,000 (an aggregate of four thousand ($4,000) dollars per month during the Term), all of which shall be due and payable as of the date hereof.


                  (b) The Company shall also pay all reasonable expenses incurred by the Consultant related to the services performed hereunder; provided that Consultant shall have received the Company's authorization prior to incurring any such expense in excess of $500. Such expenses shall be paid by the Company within thirty calendar days of receiving a written invoice for such expenses from the Consultant. Consultant shall have no obligation to extended credit or to pay any expenses on behalf of the Company without first receiving an advance from the Company to cover such expense.


                  (c) In the event that, at the Company's request, Consultant
(i) introduces, negotiates (all or any portion of) or arranges on the Company's behalf a non-public equity financing, or (ii) arranges on the Company's behalf a non-public debt financing, or (iii) arranges for or assists (in any manner) the Company, at the Company's request, with the purchase or sale of assets, or for a merger acquisition or joint venture for the Company, then the Company will compensate the Consultant (based on the Transaction Value, as defined below) for such services in an amount equal to:

                  5% on the first $1,000,000 of the Transaction Value; 4% on the amount from $1,000,001 to $2,000,000;
                  3% on the amount from $2,000,001 to $3,000,000;
                  2% on the amount from $3,000,000 to $4,000,000;
                  1% on the amount from $4,000,000 to $5,000, 000, and
                  1% on the amount in excess of $5,000,000.

Provided however, that if the Company identifies and negotiates its own financings or acquisitions without the assistance of the Consultant, the Consultant will not be entitled to the compensation set forth in this Subsection
(c).

"Transaction Value" shall mean the aggregate value of all cash, securities and other property (I) paid to the Company, its affiliates or their shareholders in connection with any transaction referred to in this paragraph (c) involving any investment in or acquisition of the Company or any affiliates (e.g., an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company) (or the assets of either), (II) paid by the Company or any affiliate in any such transaction involving an investment in or acquisition of another party or its equity holdings by the




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Company or any affiliate, or (III) paid or contributed by the Company or an affiliate and by the other party or parties in the event of any such transaction involving a merger, consolidation joint venture or similar joint enterprise or undertaking. The value of any such securities shall be the fair market value thereof, as determined in good faith by the Company's Board of Directors and set forth in the relevant acquisition, financing or other applicable agreement.

         4. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

         5.       Confidentiality.

                  (a) CONFIDENTIAL INFORMATION. In connection with Consultant's performance of its duties hereunder, it will receive from or on behalf of the Company certain confidential information (the "Confidential Information"). The term "Confidential Information" shall not include information that (i) was not identified as confidential, in writing, at the time it was provided to Consultant, (ii) has been received by Consultant from a source independent of the Company who is not known to the Consultant to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company concerning the information, (iii) prior to or after the date hereof became or becomes generally known to the public other than by reason of Consultant's breach or deemed breach of the foregoing confidentiality undertakings, (iv) is independently developed, discovered or arrived at by Consultant without using any of the information provided by the Company, or (v) is disclosed by Consultant pursuant to a requirement of law, provided that Consultant shall have complied with the requirements of Section 5(b).


                  (b) NON-DISCLOSURE. Consultant hereby agrees that the Confidential Information learned as a result of performing its duties under this Agreement will be used solely for the purpose of performing the services under this Agreement and will not be disclosed but will be kept confidential by Consultant and will not be used in any way detrimental or disadvantageous to the Company; provided, however, that (a) any of such Confidential Information may be disclosed to Consultant's representatives who need to know such information for the purpose of Consultant performing the services hereunder and who shall be informed by Consultant to keep such information confidential and the names of whom shall be recorded by Consultant and identified to the Company upon its request and (b) any such information may be disclosed if required by applicable law, if and to the extent Consultant is required to make such disclosure pursuant to any such law, provided that prior to any such disclosure pursuant to this clause (b), Consultant shall first give the Company a reasonable opportunity to review the proposed disclosure and to comment thereon. In the event that Consultant or its representatives is required by law or receive a request to disclose all or any part of the Confidential





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Information under the terms of a subpoena or order issued by a court or by a governmental body or by deposition, interrogatory, request for documents, subpoena, civil investigation demand or similar process, Consultant agrees to
(y) promptly notify the Company of the existence, terms and circumstances surrounding such a request, so that the Company may seek an appropriate protective order or waive Consultant's compliance with the provisions of this Agreement (and, if the Company seeks such an order, to provide such cooperation as the Company shall reasonably request) or both and (z) if disclosure of such Confidential Information is required, exercise Consultant's reasonable efforts to obtain assurance that confidential treatment will be accorded to such of the Confidential Information that the Company so designates.

                  (c) EXPENSES OF CONSULTANT. The Company shall pay all fees, costs and expenses incurred by the Consultant in connection with any actions taken by Consultant pursuant to or in furtherance of the last sentence of
Section 5(b), including without limitation, the attorneys fees and costs, and the expenses of the Consultant (as set forth in Section 12(c) of the Underwriting Agreement) for the time its employees and agents spend in connection with any actions taken pursuant to this Section 5.

         6. Assignment and Termination. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

         7. Governing Law and Choice of Venue. This Consulting Agreement shall be governed and construed exclusively in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law principals thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and/or federal courts located in New York City, New York, for resolution of all disputes arising out of, in connection with, or by reason of the interpretation, construction, and enforcement of this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

                                      Very truly yours,

                                      J.P. Turner & Company, L.L.C.


                                      By:
                                         -----------------------------------
                                                Tim McAfee,
                                                Chief Executive Officer

AGREED AND ACCEPTED:
DXP Enterprises, Inc.


By:
    ----------------------------------------
         David R. Little, Chairman of
         the Board, President and Chief
         Executive Officer


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